Gilford Securities Incorporated        Since 1979

26 July 2011

Proteonomix

187 Mill Lane

Mountainside, NJ 07092

Attn: Michael Cohen, CEO Letter of Engagement

Dear Michael,

You have informed us that Proteonomix, Inc.(the "Company") would like to retain a broker-dealer to participate in a public offering ("Transaction" or "Financing"). This letter (the "Engagement Letter"), when countersigned by you, will confirm that the Company has engaged Gilford Securities ("Gilford Securities" or the "Advisor") as one of the Company's participating dealers with the exclusive right to act as syndicate manager for the purposes of assisting the Company and advising the Company and attempting on a best efforts basis to raise financing for the Company, subject to the following terms and conditions:

1.

Engagement. The Company hereby engages the Advisor to act 1) a participating broker/dealer in the Company's contemplated public offering of its securities on a mutually agreeable structure, and 2) at the Advisor's sole option, to act a syndicate manager for the Transaction, and the Advisor hereby accepts such engagement. This engagement will commence on the date hereof and continue for no less than twelve (12) months or until terminated thereafter by the terminating party providing no less than thirty (30) days prior written notice to the non-terminating party, and can be extended by mutual agreement of the Company and Advisor. The Company will be under no obligation to accept opportunities provided through the efforts of the Advisor.

2.

Expenses. The Company will reimburse the Advisor for all reasonable and customary direct out-of-pocket expenses by the Advisor incurred in the course of the Transaction, provided that any individual expenses in excess of $1000 are approved in advance by the Company. Such reimbursement shall be deducted from the Retainer unless otherwise approved by the Company.

Proteonomix, Inc.

26 July 2011

3. The Advisor's Duties. The Advisor will work with the Company to arrive at a mutually agreeable structure for the Transaction. With respect to the Financing, the Advisor will use reasonable "best efforts" to offer the securities of the Company to Advisor's clients and to engage, if the Advisor decides to act as syndicate manager, other broker-dealers to participate in the Financing. The Advisor shall contact only investors reasonably believed to be qualified and provide to such qualified investors the all documents and materials previously approved in writing by the Company for circulation to potential investors (collectively, "Investor Materials"). All companies receiving Investor Materials will have executed a confidentiality agreement acceptable to the Company prior to receiving such materials. The Advisor agrees that it shall coordinate the distribution and collection of Investor Materials and confidentiality agreements. The Advisor and the Company agree that the offering will be made either 1) in a manner intended to qualify for exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof and the Regulations D and S thereunder, and that offers to sell, and solicitations of offers to buy, securities of the Company in connection with the Financing shall be limited to persons who are "accredited investors" as such term is defined in Rule 501(a) of Regulation D under the Act, or 2) pursuant to an effective registration statement that names the Advisor as, at a minimum, a participating dealer. The Advisor agrees that it will not engage in any form of general solicitation or general advertising in connection with the Financing within the meaning of Rule 502 of Regulation D under the Act, and will not take any other action, which would reasonably be expected to deprive the Financing of exemption from such registration.

With respect to a Partnering, the Advisor will use its reasonable "best efforts" to identify and seek opportunities for a Partnering event. The Advisor shall contact only such companies as are previously approved in writing by the Company and will provide to such companies all documents and materials approved by the Company for circulation for such purposes (collectively, "Partnering Materials"). All companies receiving Partnering Materials will have executed a confidentiality agreement acceptable to the Company prior to receiving such materials. The Advisor agrees that it shall coordinate the distribution and collection of Partnering Materials and confidentiality agreements.

With respect to a Transaction, the Advisor will use its reasonable "best efforts" to identify and seek opportunities for a merger or sale. The Advisor shall contact only such companies as are previously approved in writing by the Company, and will provide to such companies all documents and materials previously approved in writing by the Company for circulation for such purposes (collectively, "Transaction Materials"). All companies receiving Transaction Materials will have executed a confidentiality agreement acceptable to the Company prior to receiving such materials. The Advisor agrees that it shall coordinate the distribution and collection of Transaction Materials and confidentiality agreements.

The Advisor acknowledges that it is an independent contractor, and shall have no right,

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26 July 2011

power or authority to create any obligations on behalf of or bind the Company. The Advisor will conduct any activities relating to the Financing, Partnering or Transaction in compliance with all applicable laws and in a professional manner.

4. Compensation to the Advisor. As compensation, the Company agrees to pay an upfront Fee ("the Fee") in the form of a refundable retainer comprising 325,000 shares in registered Proteonomix common shares to the Advisor. In the event that the Company decides to pursue one of the Partnering opportunities that have been identified by the Advisor and the Company, then the Advisor would be paid 6% of the acquisition price.

At the closing of a Financing, i.e., the closing of the proposed public offering, the Company agrees to pay the Advisors a Fee (the `Financing Fee") consisting of a) a cash fee equal to 8.0% of gross proceeds raised in the Financing and b) warrants to purchase securities sold in connection with the Financing equal to 8.0% of the securities sold in the Financing, at a per unit exercise price equal to the per unit purchase price in the Financing, exercisable at any time or from time to time within 7 years after closing of the Financing. In the event that the Financing exceeds $5,000,000, then the Financing Fee shall increase on the amount of the Financing exceed $5,000,000 ("Excess Amount"). The Financing Fee due on the Excess Amount shall be a) 10% of the Excess Financing in cash and b) warrants to purchase securities sold in the offering equal to 10% of the Excess Amount of securities sold in the offering, i.e. that amount exceeding the securities that equate to the first $5,000,000 of gross proceeds, at a per unit exercise price equal to the per unit purchase price in the Financing, exercisable at any time or from time to time within 7 years after closing of the Financing. The Financing Fee also applies to any Financing, whether public or private, involving placements of Company securities within eighteen months after the termination of this letter of Engagement.

Advisor's engagement is pursuant to this Engagement Letter and covers any investor or Partners introduced to the Company by Advisor. The Advisor will provide to the Company from time to time and at the end of the term of the Letter of Engagement, a list of the contacts (the "Contact List") of investors and Partners the Advisor has introduced to the Company. The warrants issued as part of the Financing Fee shall be exercisable at holder's option without cash payment (either through delivery in payment of the exercise price of Company stock having a then fair market value equal to the exercise price, or surrender of warrant in exchange for stock having a then fair market value equal to the "spread" between then fair market value of the stock issuable upon exercise of warrant and the exercise price thereof), and shall have registration rights and other terms reasonably customary.

At the closing of a Partnering initiated during the term of this engagement, the Company agrees to pay the Advisor a cash fee (the "Transaction Fee") equal to 6% of the gross proceeds received by the Company (in cash or equity) in the Partnering, as and when received, excluding any royalty payments made on the sales of commercial product. The Transaction Fee also applies to a Partnering within eighteen months after the termination of

Proteonomix, Inc.

26 July 2011

this Engagement Letter with any company introduced to the Company by Advisor during the term of this engagement and previously set forth in the Contact List.

At the closing of a Transaction, which is initiated during the term of this engagement, with a company that is essentially a shell company with only cash, or in which the structure of the Transaction is intended to provide the Company with cash for operations, the Company agrees to pay the Advisors a cash fee (the "Transaction Fee") equal to 8.0 % of the cash made available to the Company as a result of such Transaction, and warrants to purchase securities in the NewCo sold in connection with the Transaction equal to 8.0% of the securities sold in the Transaction, at an exercise price equal to the purchase price of the securities sold in the Transaction, exercisable at any time or from time to time within 10 years after closing of the Transaction. The Transaction Fee also applies to such a Transaction within eighteen months after the termination of this Engagement Letter for any potential Target introduced to the Company by Advisor during the term of this engagement and previously set forth in the Contact List.

At the closing of a Transaction (other than a Transaction as described in the prior paragraphs) during the term of this engagement, the Company agrees to pay the Advisor a cash fee (the "Transaction Fee") equal to 6% of the gross proceeds received by the Company (in cash or equity) in the Transaction. The Transaction Fee also applies to a merger or sale of the Company within eighteen months after the termination of this Engagement Letter for any potential Target introduced to the Company by Advisor during the term of this engagement and previously set forth in the Contact List.

The Company and the Advisor agree to the indemnification and related provisions set forth in Schedule A hereto, which is incorporated by reference in its entirety.

5.

Right of First Refusal on Financings and "Carry-Over Economics. The Advisor shall have a right of first refusal to act as an underwriter or participating dealer for any subsequent public financing. This right of first refusal shall terminate 24 months after the closing of a Financing contemplated in this Engagement Letter.

In the event that the Advisor is not engaged to execute a subsequent Financing for the Company, for whatever reason, if any of the investors that participate in the financing contemplated by this Engagement Letter invest any additional amounts in the Company, the Advisors shall be entitled to `Carry-Over" Economics and an amount shall be payable to the Advisors equal to 5% of any such amounts in cash as and when such investment is made. These "Carry-Over" Economics shall terminate 24 months after the closing of the transactions contemplated in this Engagement Letter.

6.

Confidentiality. Each party hereto shall keep this Engagement Letter and any matters and information reviewed pursuant to this engagement confidential, and no party hereto shall disclose this Engagement Letter or any terms and conditions of this Engagement Letter to

Proteonomix, Inc.

26 July 2011

third parties. Any such person receiving such information shall agree to be bound by the terms of this section prior to receipt of such information. Neither party hereto shall make any press release or other public disclosure relating to this Engagement Letter.

7.

Assignment. The Advisor shall be free in its sole discretion to assign this Engagement Letter to another legal entity with which the principals of Gilford Securities are affiliated, on the conditions that (a) that legal entity shall agree to assume all of the terms and conditions of this Engagement Letter, and that (b) the individual principals of Gilford Securities, Inc. (Ken Sorensen) shall be responsible for performing the services provided in this Engagement Letter.

8.

Entire Agreement. This Engagement Letter, including the indemnification letter attached as Schedule A hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, representations and statements, if any, whether oral or written, with respect to the subject matter hereof.

9.

Termination. This Agreement may be terminated by either party at any time by providing written notice of said termination to the non-terminating party at their principal place of business. Any such termination does not relieve the Company from payment of any fees or expenses due to Advisor under this agreement for any completed financing or partnering transaction resulting from a transaction based upon the introduction to the Company by Advisor of the party with which the transaction is consummated.

If the foregoing is in accordance with the Company's understanding, please sign and return the enclosed copy of this letter, whereupon this Engagement Letter shall constitute a binding agreement between the Company and the Advisor to the extent provided herein.

Sincerely yours,

Gilford Securities, Inc.

(SIGNATURE PAGE TO FOLLOW BELOW)

Proteonomix, Inc.

26 July 2011

Gilford Securities, Inc.

By:

_/s/ Kenneth A. Sorensen__________

Kenneth A. Sorensen, Ph. D.,

SVP Healthcare Investment Banking

ACCEPTED AND AGREED TO AS

OF THIS _27th__ DAY OF, _July____ 2011

Proteonomix, Inc.

By:

_/s/ Michael Cohen_____________

Michael Cohen

Chief Executive Officer

SCHEDULE A

26 July, 2011

Gilford Securities

425 Fifth Avenue, Suite 28D

New York, NY 10016

Ladies and Gentlemen:

This letter is entered into pursuant to the Engagement Letter, dated 26 July, 2011, between Proteonomix, Inc. (the "Company") and Gilford Securities, Inc. ("Gilford" or Gilford Securities). Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Engagement Letter.

Since Gilford Securities will be acting on behalf of the Company in connection with the engagement contemplated by the Engagement Letter, and as part of the consideration for Gilford Securities furnishing its services pursuant to such Engagement Letter, the Company hereby agrees to indemnify and hold harmless Gilford Securities and its directors, officers, partners, agents and controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934) (Gilford Securities and each such other person or entity being referred to individually as an "Indemnified Person" and, collectively, as "Indemnified Persons"), to the full extent lawful, from and against any and all claims, liabilities, losses, damages and related expenses ("Liabilities") incurred by any Indemnified Person (including reasonable fees and disbursements of any counsel that is selected by Gilford Securities pursuant to the next paragraph) to the extent that they (A) relate to or arise out of (i) any untrue statements made or omissions from any written materials provided to Gilford Securities by the Company, or (ii) actions taken or omitted to be taken by an Indemnified Person in conformity with the Company's written instructions, or (B) otherwise relate to or arise activities contemplated by the Engagement Letter. The Company will reimburse any Indemnified Person for all such costs and expenses and other Liabilities as they are incurred, including counsel fees and disbursements pursuant to the next paragraph, whether or not Gilford Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. Such indemnification shall not be applicable to any Liabilities in question resulted from the willful misconduct or gross negligence of the Indemnified Person or breach by Gilford Securities of the specific provisions of the Engagement Letter.

Each Indemnified Person shall, upon the service of a summons or other initial legal process upon such Indemnified Person in any action or suit instituted against such Indenmified Person or upon receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, such Indemnified Person, or upon receipt of other written notification of the assertion against such Indemnified Person of any Liabilities, such

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Indemnified Person will promptly give written notice (hereinafter the "Notice") thereof to the Company (provided that delay in giving such Notice shall not relieve the Company of its indemnification obligations hereunder except to the extent, if at all, that it shall have been prejudiced thereby). The Company shall be entitled, if is so elects within fifteen days after receipt of the Notice, by giving written notice (hereinafter the "Defense Notice") to the Indemnified Person, to assume the entire defense of such Liabilities, in which event such defense shall be conducted at the expense of the Company by counsel chosen by it and reasonably satisfactory to the Indemnified Person; provided however, that if the Company does not timely assume the defense of such Liabilities as provided above, or if the Indemnified Person reasonably determines (i) that there may be legal defenses or positions available to the Indemnified Person different from or in addition to those available to the Company, or (ii) that a conflict of interest exists which makes representation by the same counsel otherwise inappropriate, then the Indemnified Person shall be entitled to representation by separate counsel of its choice, the reasonable fees and expenses of which shall be paid by the Company. In any event, any Indemnified Person shall retain the right to participate in the defense of any Liabilities with separate counsel at its own expense, where the defense of such Liabilities has been assumed by the Company in accordance with the provisions hereof and the circumstances described in clauses (i) or (ii) above are not present.

The Company will not, however, be responsible to any Indemnified Person for any Liabilities that have resulted from any Indemnified Person's willful misconduct or gross negligence or breach by Gilford Securities of the specific provisions of the Engagement Letter. Gilford Securities hereby agrees to indemnify and hold harmless the Company and its directors, officers and employees to the full extent lawful, from and against any and all ("Liabilities") incurred by any such party to the extent that they resulted from Gilford Securities' willful misconduct or gross negligence or breach by Gilford Securities of the specific provisions of the Engagement Letter.

In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but it is found in a final judgment by a court of competent jurisdiction (not subject to further review) that such indemnification is not available for any reason even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Gilford Securities, on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Gifford Securities, on the other hand, in connection with the actions contemplated by the engagement, subject to the limitation that in any event the aggregate contribution of Gilford Securities and all Indemnified Persons to all losses, claims, damages, liabilities and expenses for which contribution is available hereunder shall not exceed the amount of fees actually received by Gilford Securities pursuant to the Engagement Letter.

The foregoing right to indemnity and contribution shall be in addition to any rights that Gilford Securities, the Company, or any other Indemnified Person may have at common law

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or otherwise and shall remain in full force and effect following the completion or any termination of Gilford Securities' engagement and shall be binding on and inure to the benefit of the respective successors, assigns, heirs and personal representatives of the Company and Gilford Securities and any other Indemnified Person. The Company and Gilford Securities, Inc. hereby consent to personal jurisdiction and to service of process and venue in the State of New York in respect of any and all matters arising under the Engagement Letter or this Schedule A thereto. Neither termination nor completion of the engagement of Gilford Securities referred to above shall affect these provisions, which shall remain operative and in full force and effect.

Likewise, Gilford Securities hereby indemnifies the Company for any and all claims which arise from the negligence or willful misconduct of Gilford Securities resulting in claims against the Company and/or the Company's officers and directors. This indemnification shall extend to all costs of suit and attorneys fees.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles.

Please sign and return the original of this letter to the undersigned to indicate your acceptance of the terms set forth herein.

Sincerely,

Proteonomix, Inc.

By:

_/s/ Michael Cohen___________

Michael Cohen

Chief Executive Officer

Accepted and Agreed:

Gilford Securities, Inc.

By:

_/s/ Kenneth A. Sorensen_________

Kenneth A. Sorensen, Ph.D.

SVP Healthcare Investment Banking

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